Accountants' Consent

The Board of Directors
Schenck Communications, Inc.:

We consent to the incorporation by reference of our report dated November 4, 1997, on the financial statements of Schenck
Communications, Inc., filed as an exhibit to the Arguss Holdings, Inc. (the "Company") Form 8-K (the "Form 8-K") dated January 2, 1998, in the Company's Registration Statement on Form S-8 (Commission File No. 333-19277), in the Company's Registration Statement on Form S-8 (Commission File No. 333-27017), in the Company's Registration Statement on Form S-3 (Commission File No. 333-233083), and in the Form 8-K.



Seattle, Washington                      /s/ KPMG Peat Marwick LLP
January 15, 1998